Dated 29th day of September, 1997





                        Innovative Technologies Limited

                                    - and -

                          Derma Sciences Incorporated





                        SALES AND DISTRIBUTION AGREEMENT






                                 Ref: DERMS&D2

THIS AGREEMENT is made the 29th day of September 1997 BETWEEN:

PARTIES:

INNOVATIVE TECHNOLOGIES LIMITED (a British Company, registration number 2666957) whose principal place of business is Road Three, Winsford Industrial Estate, Cheshire CW7 3PD, United Kingdom ('IT'); and

DERMA SCIENCES INCORPORATED (an American Corporation whose principal place of business is 214 Carnegie Centre, Suite 100, Princeton, New Jersey 08540, USA ("DERMA SCIENCES").

THE PARTIES AGREE as follows:

1.   APPOINTMENT, DURATION AND PRODUCT

1.1 The appointment shall be with effect from 29 September, 1997, (the "Effective Date") and subject to the provisions for earlier termination in Clause 5 shall last until 28 September 2002 (the "Expiry Date") and shall continue thereafter unless and until terminated by either party giving to the other not less than six months notice in writing expiring on or at any time after the expiry of the said 5 year term.

1.2 IT appoints DERMA SCIENCES as its non-exclusive distributor in The United States of America (the "Territory") for the products listed in the first schedule to this Agreement ("Schedule 1") (the "Products") which may be amended by written agreement between IT and DERMA SCIENCES.

2    PRICES AND  PAYMENTS

2.1 The prices to be paid by DERMA SCIENCES for Products shall be those set out in the second schedule ("Schedule 2"), (the "Prices") or such prices as otherwise may be in effect at the time of IT's receipt of DERMA SCIENCES's purchase order. DERMA SCIENCES shall be invoiced for the price of the Products on despatch of the same and terms of payment shall be forty five
     (45) days from the date of such invoice.

2.2 The Prices shall be reviewed and any necessary changes made to them on each successive anniversary of the Effective Date of this Agreement. The prices for Product B only shall be reviewed and renegotiated in December 1997 and thereafter on each successive anniversary of the Effective Date. The price reviews shall be negotiated in good faith and take into account IT's production costs and the market situation in the Territory.

2.3  All invoices sent and payment made shall be in American Dollars.

2.4 DERMA SCIENCES acknowledges that IT incurs considerable costs associated with manufacturing set-up and agrees to share equally with IT any such manufacturing set-up costs in respect of each new (to IT) product size or format.

2.5 DERMA SCIENCES acknowledges that IT will incur costs associated with printing set up utilising DERMA SCIENCES artwork. DERMA SCIENCES agrees to pay for the full costs associated with printing set up or artwork changes for which DERMA SCIENCES shall be invoiced immediately IT incurs them. Terms of payment shall be thirty (30) days from the date of such invoice.

In the event of DERMA SCIENCES requesting any changes to printing set up or artwork DERMA SCIENCES agrees to either purchase from IT any remaining stock bearing the previous printing or artwork or to compensate IT for any loss incurred in relation to such stock.

2.6 The Prices include the cost of packaging and labelling the Products and are FOB named Port of Shipment excluding all shipping costs, import duties, insurance tariffs and customs charges directly or indirectly involved with so shipping the Products. FOB named Port of Shipment shall have the meaning and import the respective rights and obligations of buyer and seller as provided in Incoterms 1990 or any subsequent revision thereto.

2.7 IT shall be entitled to withhold delivery of the Products under this Agreement at any time if payments are due from DERMA SCIENCES and have not been paid in accordance with Clause 2.1. All sums due to IT under this Agreement and unpaid shall bear interest at the rate of two per cent (2%) over the base rate of Lloyds Bank Plc from time to time for the period from the due date for payment until the actual payment by DERMA SCIENCES.

3    TITLE, RISK AND INSURANCE

3.1 Title to and property in a particular order of the Products (but not risk which shall pass on delivery) in accordance with Clause 2.6 shall remain vested in IT until the price of such Products has been paid, discharged or satisfied in full:

3.2 Until title to and property in the Products pass to DERMA SCIENCES the following provisions shall apply:

    3.2.1 IT may at any time without prior notice to DERMA SCIENCES require DERMA SCIENCES to deliver up to IT the Products and may repossess and resell such Products if any sum due from DERMA SCIENCES to IT under this Agreement for such Products is not paid on the due date for payment; and

    3.2.2 DERMA SCIENCES shall store separately the Products without charge to IT and shall not tamper with any IT identification upon such Products or their packaging but shall ensure that they are clearly identified as belonging to IT.

3.3 DERMA SCIENCES and IT undertake to maintain adequate product liability insurance for the Products which is or is equivalent to or exceeds five million (5,000,000) Pounds Sterling and shall give details of such insurance to the other party upon written request.


4    OBLIGATIONS OF DERMA SCIENCES

     DERMA SCIENCES hereby undertakes during the term of this Agreement:

4.1 to submit its artwork or changes to artwork in respect of the Products to IT at least ninety (90) days prior to the first date on which it desires delivery of Products bearing such artwork.

4.2 to submit to IT quarterly on or before the first day of each calendar quarter (ie January 1, April 1, July 1 and October 1) its non binding twelve (12) month rolling forecasts for Products.

4.3 to submit its purchase orders not less than sixty (60) days prior to its requested delivery date. In the event that DERMA SCIENCES's purchase orders or IT's order acceptances contain terms that contradict any contained in this Agreement, the terms of this Agreement shall prevail.

4.4 that any purchase order made for the Products for any one particular size or format will be for a quantity in excess of five thousand (5,000) units.

4.5 not to amend or in any way relabel, repackage or overlabel the Products without IT's prior written consent and approval, such consent and approval not to be unreasonably withheld.

4.6 not to cancel any purchase order (or any part of a purchase order) which has been accepted by IT except upon prior written agreement by IT and upon such terms as will indemnify IT for all IT's actual out-of-pocket costs, charges, expenses, damage or loss including pre-paid freight, costs of tooling for Products and purchase of raw materials for Products which cannot be cancelled or used for other IT customers, but excluding lost profits. IT is not bound to agree to any such cancellation and may complete the contract notwithstanding any purported cancellation from DERMA SCIENCES.

4.7 In the event of a non delivery or alleged shortage of Products in a particular order, DERMA SCIENCES shall submit a written claim to IT within thirty (30) days following the expected date of receipt or the actual date of receipt of the shipment. IT will adjust the invoice for the incomplete shipment and promptly issue a revised invoice to DERMA SCIENCES. DERMA SCIENCES shall not be entitled to refuse to accept delivery by reason only of short delivery. In the absence of notice as required above, the correct quantities of the products shall be deemed to have been delivered in accordance with this Agreement.

4.8 DERMA SCIENCES shall inform IT without delay in the event of any complaint in respect of any of the Products, and DERMA SCIENCES shall provide IT with complete information, including names and addresses of complainants and all facts concerning the complaint (including whether the complaint concerns an alleged reaction to the Product or an alleged defect in the Product). DERMA SCIENCES shall be responsible for acknowledging, dealing with and investigating any complaint made to it in respect of the Products. DERMA SCIENCES investigation thereof and DERMA SCIENCES shall without delay inform IT of any material developments in respect of either the complaint or DERMA SCIENCES investigation. DERMA SCIENCES shall be responsible for making any necessary reports on such complaints to the US Food and Drug Administration ("FDA") and DERMA SCIENCES shall attempt to consult IT on the content of such reports before submitting them to the FDA. Each of the parties hereto shall give the other all reasonable assistance if requested by the other in investigating the complaint or in locating and recovering any Products alleged to be unsaleable or defective and in preventing their sale to third parties. Any request by IT as aforesaid shall not of itself be an admission of liability to DERMA SCIENCES or any other party as to the condition of the Products


5    OBLIGATIONS OF IT

5.1  IT hereby undertakes during the term of this Agreement:

    5.1.1 to manufacture and package quantities of Products in conformance with DERMA SCIENCES's purchase orders subject to the following provisions:-

       5.1.1.1 only to the extent that the purchase order is for a quantity in excess of five thousand (5,000) units for each individual product size and format.

       5.1.1.2 only to the extent that they comply with DERMA SCIENCES's most recent non-binding quarterly forecast provided that DERMA SCIENCES shall accept such quantities being 5% (five per cent) above or below the quantity specified in the purchase order;

    5.1.2 to use reasonable efforts to manufacture Products ordered by DERMA SCIENCES that are in quantities in excess of DERMA SCIENCES's most recent non-binding quarterly forecast provided by DERMA SCIENCES pursuant to Clause 4.2;

    5.1.3 to accept all DERMA SCIENCES purchase orders that conform with the most recent non-binding quarterly forecast.

    5.1.4 to keep in stock such packaging materials, bearing artwork submitted by DERMA SCIENCES pursuant to Clause 4.1, as needed to package the quantities of Products specified in DERMA SCIENCES's most recent non-binding quarterly forecast provided that, in the event of such materials not being used, DERMA SCIENCES shall reimburse IT for all direct costs reasonably incurred in the procurement of such.


6    WARRANTIES  AND  INDEMNITIES

6.1 IT warrants and represents to DERMA SCIENCES that to the best of its knowledge IT owns the intellectual property rights in the Products free of any restrictions from third parties, and that to the best of its knowledge IT may enter into this Agreement without infringing third party rights and without requiring consents, approvals or similar actions from any third parties in respect of the Products.

6.2 IT shall indemnify and hold DERMA SCIENCES harmless from all losses, costs or damages, except financial loss such as consequential loss, loss of time, loss of profit or similar types of indirect losses, which DERMA SCIENCES may be held liable to pay as a result of claims or suits arising out of any injuries to persons and/or damage to property caused by any breach by IT of any provision of this Agreement or by the fact that the Products were other than in accordance with the Product Specifications if the claims or suits incurred are not due to DERMA SCIENCE's own or DERMA SCIENCE's sub-distributors warranties or negligence.

6.3 DERMA SCIENCES shall in turn indemnify and hold IT harmless from all losses, costs or damages, except financial loss such as consequential loss, loss of time, loss of profit or similar types of indirect losses, which IT may be held liable to pay as a result of claims or suits arising out of any injuries to persons and/or damage to property by any breach by DERMA SCIENCES of any provision of this Agreement or arising from DERMA SCIENCE's own warranties or negligence or if DERMA SCIENCES fails to comply with any storage, handling or other such instructions in respect of the Products issued by IT.

6.4 The indemnification which either party may receive under Clause 6.2 and 6.3 shall never exceed the aggregate maximum of the coverage of each party's product liability insurance for the Product's in accordance with sub-clause 3.3.

7    TERMINATION  FOR CAUSE

7.1 Notwithstanding any provision herein to the contrary this Agreement may be terminated by sixty (60) days notice in writing to the other (and without compensation becoming due to the other by reason only of such termination) if the other party fails to perform or observe any of the terms of this Agreement or any term of a contract and in the case of a breach capable of remedy has not remedied the breach within thirty (30) days of receipt of written notification requiring it to do so.

7.2 If DERMA SCIENCES makes default in the payment of any money which shall have become due hereunder for more than thirty (30) days after the due date for payment IT may give DERMA SCIENCES thirty (30) days written notice of termination notwithstanding any other remedy which may be available to IT.

7.3 If IT is unable to supply Products as requested by DERMA SCIENCES, provided that the requests are within the parameters of the current rolling forecasts supplied by DERMA SCIENCES pursuant to Clause 4.2 DERMA SCIENCES may give IT thirty (30) days written notice of termination, and IT will within thirty (30) days of notification compensate DERMA SCIENCES for any loss directly arising from such inability to supply. Alternatively DERMA SCIENCES may waive its right to termination and agree to delayed delivery of the Products without prejudice to its right to compensation for loss arising directly from the delay of supply of the Products. Nothing in this Clause 7.3 shall, however, make IT liable for any indirect economic or consequential loss (including loss of profit or legal fees) or damage.

7.4 Termination of this Agreement, howsoever caused, shall not affect the accrued rights, or liabilities of either party to it nor shall it eliminate obligations arising prior to termination.

7.5 Without prejudice to any rights or remedies available to IT, IT may terminate this agreement, upon one months prior written notice to DERMA SCIENCES if DERMA SCIENCES undergoes a Change of Control, whereby Control passes to a direct competitor of IT in the field of healthcare.

7.6 For the purposes of Clause 7.5 "Control" means ownership of more than half of the capital, business or assets of DERMA SCIENCES, or the power to exercise or acquire more than half of the voting rights of or the power to appoint more than half the members of the Board of Directors (or equivalent officers) of DERMA SCIENCES, and a "Change of Control" shall be deemed to take place where any person other than the person(s) in Control of DERMA SCIENCES at the date of execution of this Agreement subsequently acquires Control of DERMA SCIENCES (either acting alone or in concert with others.)

7.7 On termination of this Agreement howsoever caused, IT shall complete all orders for the Products which it has accepted from DERMA SCIENCES prior to the date of termination, provided that such orders are within the parameters of the rolling forecasts supplied by DERMA SCIENCES pursuant to Clause 4.2.

7.8  On termination of this Agreement howsoever caused DERMA SCIENCES shall:-

    7.8.1 complete all orders from customers for the Products which it has accepted up to date of termination;

    7.8.2 on the expiry of six (6) months following the date of termination of this Agreement have disposed of all stocks of the Products; and

    7.8.3 return to IT or otherwise dispose of as IT may in writing direct and at DERMA SCIENCES's expense all documents and records including, without limitation, all promotional literature, catalogues, and other documents relating to the Products or to the business of IT, and all copies thereof, in the possession or under the control of DERMA SCIENCES, providing that DERMA SCIENCES shall have the right to retain copies of any documentation which may be required by any regulatory authority in the Territory.

7.9 On and following termination of this Agreement howsoever caused, both parties shall continue to be bound by the obligations imposed under Clause 8.

8    CONFIDENTIAL INFORMATION

8.1 On 15th November, 1996 IT and DERMA SCIENCES signed a Secrecy Agreement, a copy of which is attached as the third schedule hereto ("Schedule 3 - Secrecy Agreement"). IT and DERMA SCIENCES agree to observe and continue to be bound by the terms of that Secrecy Agreement, both in respect of information disclosed independently of, and in respect of information disclosed pursuant or in relation to, the terms of this Agreement. The parties agree:

    8.1.1 that any Proprietary Information (as defined in the Secrecy Agreement) disclosed by either hereto to the other under or pursuant to this Agreement may only be used by the recipient of such Proprietary Information for the performance of the recipient's obligations under this Agreement; and

    8.1.2 that such disclosure is made under and on the terms of the Secrecy Agreement.

8.2 Such obligations shall last during the terms of the Secrecy Agreement and this Agreement and for a period of 5 years from the expiry or termination of the Secrecy Agreement or this Agreement whichever is the later.

8.3 Except as provided in Clause 8.5 below DERMA SCIENCES agrees and undertakes that during the term of this Agreement and thereafter it will keep secret and will not without the prior written consent of IT disclose either directly or indirectly to any third party the Proprietary Information nor disclose to any third party any of the financial or other terms and conditions of this Agreement other than as required by regulatory agencies or law but such information shall be transmitted only under agreed conditions as to confidentiality, ie directly to such authorities.

8.4 Except as provided in Clause 8.5 below IT agrees and undertakes that during the term of this Agreement and thereafter it will keep secret and will not without the prior written consent of DERMA SCIENCES disclose either directly or indirectly to any third party any Proprietary Information provided to it by DERMA SCIENCES nor disclose to any third party any of the financial or other terms and conditions of this Agreement.

8.5 The obligations contained in Clauses 8.1, 8.2 and 8.3 shall not apply to any Proprietary Information which:

    8.5.1 is at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by DERMA SCIENCES or its employees or contractors or by IT or its employees or contractors; or

    8.5.2 can be shown by DERMA SCIENCES to the reasonable satisfaction of IT to have been known by DERMA SCIENCES before disclosure to IT by DERMA SCIENCES and vice versa; or

    8.5.3 subsequently comes lawfully into the possession of DERMA SCIENCES or IT from a third party.

9    FORCE MAJEURE

9.1 If the performance by either party of any of its obligations (other than the obligation to make payments hereunder) shall be in any way prevented, interrupted or hindered in consequence of circumstances beyond the control of such party, including without limitation an act of God, war, civil disturbance, strike, lock-out, cessation of work, combination of workmen or employees, legislation or restriction of any governmental or other authority, breakdown or interruption of raw material supply or transport the obligations of the party concerned shall be wholly or partially suspended during the continuance and to the extent of such prevention, interruption or hindrance. If a force majeure situation has continued for more than one hundred and eighty days (180) days, either party may terminate this Agreement by notice to the other party, provided that in the event the parties agree (notwithstanding the provisions of this clause) that IT shall recommence manufacture and supply of the Products this agreement shall be deemed to have continued despite the interruption and the term of the Agreement unexpired before the start of the interruption in supply shall be the residual term. Any party seeking to rely upon the provisions of this Clause 9.1 shall notify the other party promptly upon the event of force majeure or other circumstances arising and a failure to do so shall prevent the party experiencing the force majeure or other circumstances from being able to involve the provisions of this clause.

10   GRANT OF SUB LICENCES AND ASSIGNMENT

10.1 DERMA SCIENCES shall have no right to assign or delegate the performance of its duties hereunder nor to grant sub-licences.

11   ENTIRE AGREEMENT, VARIATION AND CONFLICT

11.1 This Agreement contains the entire agreement between the parties as at the Effective Date and supersedes all prior agreements and understandings between the parties whether oral or in writing in relation to the subject matter herein contained except that both parties hereto agree to observe and continue to be bound by the terms of the Secrecy Agreement between the parties bearing an effective date of 15th November, 1996 and annexed hereto as Schedule 3.

     Any amendments to or modifications to this Agreement shall only be valid if made in writing and signed by both parties hereto.

11.2 In the event of any conflict between this Agreement and any other contract, the terms of this Agreement shall prevail.

12   GOVERNING Law AND DISPUTES

12.1 The formation, construction, performance, validity and all aspects whatsoever of this Agreement and any individual contract for the purchase of the Products by DERMA SCIENCES made hereunder shall be governed by and construed in accordance with the laws of the state in which the defendant, in any proceedings, is domiciled. Any proceedings for the determination of any question or dispute arising in connection with this Agreement shall be held in New Jersey if initiated by IT and in London if initiated by DERMA SCIENCES.

13   NOTICES

13.1 Any notice authorised or required to be given pursuant to this Agreement shall be in writing and given as follows:-

13.2  Attn:  Edward Quilty        IT:    Attn:  D Keith Gilding
      Chairman                           Managing Director
      Derma Sciences Incorporated        Innovative Technologies Limited
      214 Carnegie Centre                Road Three
      Suite 100, Princeton               Industrial Estate, Winsford
      New Jersey 08540  USA              Cheshire CW7 3PD  UK
      Facsimile: 001 609 452 0880        Facsimile:  44 1606 86 3600

     Any such notice may be given by post or facsimile transmission. To prove service in the case of a notice given by post it shall be sufficient to show that the notice was despatched by airmail recorded delivery service in a correctly addressed and adequately stamped envelope and to prove service in the case of a notice given by facsimile transmission it shall be sufficient to show that it was dispatched to the correct telephone number with a transmission 'OK' printed message. Service by facsimile shall be deemed to have been effected 24 (twenty-four) hours after dispatch by facsimile transmission and service by post shall be deemed to have been effected seven (7) days after the date of postmark.

14   COUNTERPARTS

     This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

AS WITNESS the hands of the duly authorised representatives of IT and DERMA SCIENCES the day and year first above written.

Signed by Roy Smith                               )  /s/ Roy Smith

for and on behalf of INNOVATIVE TECHNOLOGIES LTD  )  25/09/97



Signed by Edward J. Quilty                        )  /s/ Edward J. Quilty

for and on behalf of DERMA SCIENCES INCORPORATED  )  9/29/97

                             SCHEDULE 1 - PRODUCTS

Product A
Alginate wound dressing known as SAD 2C

Product B
Hydrocolloid dressing with intelligent film known as SHD 40

Product C
Intelligent Film known as SFD C44-2 SH40 MB

Product D
Standard Film known as SFD C34 PAD LB

Product E
Sheet Hydrogel (more detailed specification to follow).

                              SCHEDULE 2 - PRICES

               PRODUCT       SIZE     UNIT PRICE US$
                  A        2" x 2"        0.62
                  A        4" x 4"        1.22
                  A        16" Rope       1.39

                  B        3" x 3"        0.78
                  B        5" x 5"        1.29
                  B        Sacral         2.04

                  C        2" x 3"        0.47
                  C        4" x 5"        0.93
                  C        6" x 7"        1.73

                  D        2" x 3"        0.15
                  D        4" x 5"        0.29
                  D        6" x 7"        0.7

                  E        To be determined

                         SCHEDULE 3 - SECRECY AGREEMENT

                               SECRECY AGREEMENT

DATE:     15th November 1996

PARTIES:

1. 'IT': INNOVATIVE TECHNOLOGIES LIMITED, a British Company (registered number 2666957) whose principal place of business in Road Three, Winsford Industrial Estate, Winsford, Cheshire, CW7 3PD UK

2. 'DERMASCI': DERMA SCIENCES INCORPORATED a United States COmpany whose principal place of business is 121, West Grace Street, Old Forge, PA 18518, USA.

BACKGROUND:

A. IT has developed novel products and ideas for wound dressing and wound management products and has technology relating to the same including but not limited to polyurethane film technology and alginate and other polysaccharide fibre technology and is the owner of confidential information relating to the same.

B. DERMASCI has developed and/or acquired chronic wound dressing and/or wound management product technology and has technology relating to the same including but not limited to nutrient supply to chronic wounds technology and is involved in the manufacture and/or distribution of wound dressings and wound management products and is the owner of confidential information relating to the same.

C. The parties wish to make disclosure of the confidential information in their respective possession relating to wound dressings and wound management including specifically technology relating to nutrient supply to chronic wounds and alginate fibre technology for the purposes of their evaluation but subject to the terms of confidentiality appearing below.

OPERATIVE PROVISIONS

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words and expressions shall have the following meanings unless inconsistent with the context.

     "IT Information" means any and all information of whatever nature relating to the business of IT or any Subsidiary or Holding Company of IT including without limitation data, know-how, formulae, processes, designs, drawings, specifications, software programmes and samples of any other material or commercial information generally bearing or incorporating any information relating to the business of IT.

     "DERMASCI  Information"  means any and all  information of whatever  nature relating to the business of DERMASCI or any Subsidiary or Holding Company of DERMASCI including without limitation data, know-how, formulae, processes, designs, drawings, specifications, software programmes and samples of any other material or commercial information generally bearing or incorporating any information relating to the business of DERMASCI.

     "Proprietary  Information"  means  the  IT  Information  and  the  DERMASCI
          Information together or either of them.

     "Subsidiary" has the meaning  set out in section 736 of the  Companies  Act
          1985.

     "Holding Company"  has the meaning set out in section 736 of the  Companies
          Act 1985.

     "Recipient" means the recipient of any Proprietary Information disclosed in pursuance of this Agreement.

     "Owner" means in relation to the IT Information, IT or any Subsidiary or Holding Company of IT and in relation to the DERMASCI Information, DERMASCI or any Subsidiary or Holding Company of DERMASCI.


1.2 In this Agreement the masculine shall include the feminine and neuter and the singular the plural and vice versa as the context shall admit or require.

1.3 Reference in this Agreement to a Clause or Schedule shall be construed as a reference to a Clause or Schedule of this Agreement.

2.   UNDERTAKINGS OF THE RECIPIENT

2.1  In  consideration  of the  disclosure  of  Proprietary  Information  to the
     Recipient  by  the  Owner  under  this   Agreement  the  Recipient   hereby
     undertakes:

    2.1.1 to use all Proprietary Information so disclosed exclusively for the purpose of evaluation the accuracy and commercial potential of the information so disclosed; and

    2.1.2 to maintain confidential all Proprietary Information that it may acquire in any manner; and it will accordingly not directly or indirectly use or disclose any of the Proprietary Information in whole or in part save for the purposes of and in accordance with this Agreement.

3.   EXCEPTIONS

3.1 The foregoing restrictions on the Recipient shall not apply to any Proprietary Information which:

    3.1.1 the Recipient can prove by documentary evidence produced to the Owner within 28 days of disclosure that such Proprietary Information was already in the possession of the Recipient and at its free disposal before the disclosure hereunder to the Recipient; or

    3.1.2 is hereafter disclosed to the Recipient without any obligation of confidence by a third party who has derived it directly or indirectly from the Owner; or

    3.1.3 is  or  becomes   generally   available   to  the  public  in  printed
          publications in general circulation through no act or default on the part of the Recipient or the Recipient's agents or employees.

4    INCLUSIONS

4.1 Without prejudice to the generality of clause 3.1.3 information shall not be deemed to be generally available to the public by reason only that it is known to only a few of those people to whom it might be of commercial interest, and a combination of two or more portions of the Proprietary Information shall not be deemed to be generally available to the public by reason only of each separate portion being so available.

5.   CONFIDENTIAL MEASURES

5.1 To secure the confidentiality attaching to the Proprietary Information, the Recipient shall:

    5.1.1 keep  separate  all   Proprietary   Information  and  all  information
          generated by the Recipient based thereon from all documents and other records of the Recipient;

    5.1.2 keep all documents and any other material bearing or incorporating any of the Proprietary Information at the usual place of business of the Recipient;

    5.1.3 not use, reproduce, transform, or store any of the Proprietary Information in an externally accessible computer system or electronic information retrieval system or transmit it in any for or by any means whatsoever outside of its usual place of business.

    5.1.4 allow access to the Proprietary Information exclusively to those employees of the Recipient who has reasonable need to see and use it for the purposes of its evaluation by the Recipient and shall inform each of said employees of the confidential nature of the Proprietary Information and of the obligations on the Recipient in respect thereof;

    5.1.5 wherever reasonably practicable obtain a written statement from each of its employees having access to the Proprietary Information undertaking to maintain the same confidential, and shall take such steps as may be reasonably desirable to enforce sub obligations;

    5.1.6 make copies of the Proprietary Information only to the extent that the same is strictly required for the purposes of its evaluation by the Recipient;

    5.1.7 on request of the Owner made at any time deliver up to the Owner all documents and other material in the possession custody or control of the Recipient that bear or incorporate any part of the Proprietary Information.

6    TERM

6.1 This Agreement controls only Proprietary Information disclosed to the Recipient during a five (5) year period from the date of this Agreement.

6.3 The Recipient's obligations under Clauses 2 and 5 subsist for a further five (5) year period ending ten (10) years from the date of this Agreement.

7    ENTIRE AGREEMENT

7.1 This Agreement sets forth the entire agreement between the parties with respect to the subject matter herein and supercedes and replaces all prior communications, representations warranties, stipulations, undertakings and agreements whether oral or written between the parties.

8    HEADINGS

8.1 The headings to the Clauses of this Agreement shall not effect the construction of this Agreement.

9    COPIES

9.1 This Agreement may be executed in more than one copy which, taken together, shall constitute a single agreement.

10   ENGLISH LAW

10.1 The formation, construction, performance, validity and all aspect whatsoever of this Agreement shall be governed by English Law and the parties hereby agree to submit to the exclusive jurisdiction of the English Courts.


Signed:

                                             /s/ Diane J. Mitchell
for and on behalf of
Innovative Technologies Ltd.                 Diane J. Mitchell

Date:                                        15/11/96


                                             /s/ Robert DiGiovine
for and on behalf of
Derma Sciences Inc.                          Robert DiGiovine - Director

Date:                                        15/11/96